Exhibit 99.1

Supermicro Announces Preliminary Financial Results for Fourth Quarter of Fiscal 2023

SAN JOSE, Calif. – July 20, 2023 (BUSINESS WIRE) – Supermicro (Nasdaq: SMCI), a Total IT Solution Provider for Cloud, AI/ML, Storage, and 5G/Edge, announces preliminary financial results for the fourth quarter of fiscal year 2023, ended June 30, 2023, and schedules earnings call for August 8, 2023.

Supermicro continues to experience record design wins, orders and fast growing backlog. We expect the following Q4 results:

	Expected Range	Prior Guidance
Net Sales	$2.15B to $2.18B	$1.7B to $1.9B
GAAP diluted net income per common share	$3.25 to $3.35	$2.13 to $2.65
Non-GAAP diluted net income per common share	$3.35 to $3.45	$2.21 to $2.71

This unaudited financial information is based on preliminary results and management's estimates and is inherently uncertain and subject to revision in connection with the Company's financial closing procedures and finalization of the Company's financial statements for its fourth quarter of fiscal 2023. Actual results for the fourth quarter of fiscal 2023 may differ materially from these preliminary unaudited financial results.

Conference Call and Webcast Information
Supermicro will release fourth quarter of fiscal 2023 financial results in a press release on Tuesday, August 8, 2023, after the close of regular trading. The Company will hold a phone conference to discuss these results with investors and financial analysts beginning at 2:00 p.m. Pacific Time (PDT). Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/910502687
A replay of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website (https://ir.supermicro.com) and will remain accessible for one year.
The conference call can be accessed by registering online at:
https://conferencingportals.com/event/AcFjVwZF
After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the fourth quarter of fiscal year 2023 preliminary financial information, including both net sales and GAAP and non-GAAP diluted net income per common share. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including completion of the Company's financial closing procedures and finalization of the Company's unaudited financial statements for its fourth quarter of fiscal 2023. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022.

Use of Non-GAAP Financial Measures
Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expense adjusted for the related tax effect. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, the non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, the reconciliation between the Company’s GAAP diluted net income per common share and non-GAAP diluted net income per common share for the fourth quarter of fiscal 2023 is stock-based compensation expense of approximately $9.0 million, net of the related tax effect.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming into a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power, and chassis products. The products are designed and manufactured in-house (in US, Taiwan, and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.
Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com